                                 SCHEDULE 14A
                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e) (2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 14a-12

                         EVERGOOD PRODUCTS CORPORATION
                         -----------------------------
               (Name of Registrant as Specified in its Charter)

             _____________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other that the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

     Common Stock, par value $.01 per share ("Common Stock"), of the Registrant
     --------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:  4,475,957
                                                                   ---------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

  (1)   Amount Previously Paid:
  (2)   Form, Schedule or Registration Statement No.:
  (3)   Filing Party:
  (4)   Date Filed:  April 30, 2001

                         EVERGOOD PRODUCTS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 14, 2001
                      __________________________________



To our Stockholders:

     The annual meeting of stockholders of EVERGOOD PRODUCTS CORPORATION will be held at 140 Lauman Lane, Hicksville, New York 11801 on June 14, 2001, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     (1)  Election of the three directors, each for a term of three years;
     (2) Ratification of the appointment of Raich Ende Malter & Co., LLP as our independent auditors for our fiscal year ending December 31, 2001; and
     (3)  Any other matters that properly come before the meeting.

     If you are a stockholder of record at the close of business on April 23, 2001, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statements are first being mailed to stockholders on or about April 30, 2001.

     Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.



                                     By order of the Board of Directors,

                                     CHARLOTTE RICH
                                     Secretary



Dated:  Hicksville, New York
        April 30, 2001

                         EVERGOOD PRODUCTS CORPORATION
                                140 Lauman Lane
                          Hicksville, New York 11801

                        ANNUAL MEETING OF STOCKHOLDERS
                                 June 14, 2001

                                PROXY STATEMENT

Our annual meeting of stockholders will be held on June 14, 2001 at 140 Lauman Lane, Hicksville, New York 11801 at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to shareholders on or about April 30, 2001.

                               ABOUT THE MEETING

What is being considered at the meeting?

        You will be voting:

     1.   for the election of 3 directors; and
     2. for ratification of the appointment of Raich Ende Malter & Co., LLP as our independent auditors for our fiscal year ending December 31, 2001.

     In addition, our management will report on our performance during fiscal 2000 and respond to your questions.

Who is entitled to vote at the meeting?

        You may vote if you owned stock as of the close of business on April 23, 2001. Each share of stock is entitled to one vote.

How do I vote?

        You can vote in two ways:

     1.   by attending the meeting; or
     2.   by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

        Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

       Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors and (2) the appointment of Raich Ende Malter & Co., LLP as our independent auditors for our fiscal year ending December 31, 2001.

What does it mean if I receive more than one proxy card?

       It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar & Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone (908) 272-8511.

Will my shares be voted if I do not provide my proxy?

       If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

       Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have authority to vote a customer's unvoted shares, which are referred to as "broker non-votes," on certain routine matters, including the election of directors and the ratification of the appointment of auditors. Shares represented by broker non-votes are counted for purposes of establishing a quorum.

How many votes must be presented to hold the meeting?

       Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of April 23, 2001, must be present at the meeting. This is referred to as a quorum. On April 1, 2001, we had 4,475,957 shares issued and outstanding.

What vote is required to elect directors or ratify the appointment of auditors?

       The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the meeting will be required to elect each director and to ratify the appointment of our auditors. Shares not voted by marking "ABSTAIN" will have no effect on the vote for election of directors or ratification of the appointment of auditors.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     Our by-laws provide for a Board of Directors of not less than three nor more than twelve directors. Our Board of Directors now consists of three directors, as follows:


     Name                Age   Title
     ----                ---   -----
     Mel Rich            56    President, Chief Executive Officer and a director

     Stephen R. Stern    53    Executive Vice President, Treasurer, Assistant
                               Secretary, Chief Operating Officer, Chief
                               Financial Officer and a director

     Charlotte Rich      79    Secretary and a director


     Each of the nominees is currently serving as a member of the Board of Directors. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of Mr. Rich, Mr. Stern and Mrs. Rich. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

Mel Rich has been our President and Chief Executive Officer since 1997 and a director since 1969. Prior to becoming President and Chief Executive Officer, Mr. Rich was our Executive Vice President from 1969. Mr. Rich is the son of Charlotte Rich.

Stephen R. Stern has been our Executive Vice President, Treasurer, Assistant Secretary, Chief Operating Officer, Chief Financial Officer and a director since 1994. Mr. Stern has been a practicing attorney in the State of New York since 1972 and is a partner at Hoffinger Friedland Dobrish & Stern, P.C.

Charlotte Rich has been our Secretary and a director since 1969 and is the mother of Mel Rich.

Directors' Compensation

     Currently, all of our directors are also employees. They do not receive any additional compensation for their services as directors.

     During our fiscal year ended December 31, 2000, there were no formal meetings of the Board of Directors. Nevertheless, since the members of the Board are also officers, they regularly meet informally to conduct our day-to-day business.

     We do not have a standing audit, nominating and compensation committees of the Board of Directors.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote FOR the election as a director of Mel Rich, Stephen R. Stern and Charlotte Rich.

       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Raich Ende Malter & Co., LLP as our independent auditors of the Company for our fiscal year ending December 31, 2001. This appointment is subject to your ratification at the annual meeting. Raich Ende Malter & Co., LLP has served as our independent auditors since 1993, and management considers the firm to be well qualified. Raich Ende Malter & Co., LLP has advised us that neither the firm nor any member of the firm has any direct or indirect financial interest in any capacity, in us, or any of our subsidiaries.

     Representatives of Raich Ende Malter & Co., LLP will have the opportunity to make a statement at the annual meeting, if they desire to do so, and will be otherwise available at the meeting to respond to appropriate questions from stockholders.

     If the stockholders do not ratify this appointment of Raich Ende Malter & Co., LLP, it will be reconsidered by the Board.


Recommendation of the Board of Directors

     The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Raich Ende Malter & Co., LLP as our independent auditors for our fiscal year ending December 31, 2001.


                                STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of our common stock as of April 1, 2001 of (i) each person we know beneficially owns 5% or more of our outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers, directors and director nominees, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares of common stock are beneficially owned, and investment and voting power is held, by the persons named as owners.


                                                    Amount of Shares
Name and Address of Beneficial Owner                Beneficially Owned      Percentage of Ownership
------------------------------------                ------------------      -----------------------
Mel Rich                                               1,562,612                     34.9%
Stephen R. Stern                                         594,061                     13.3%
Charlotte Rich                                           799,500                     17.9%
Howard M. Lorber                                         313,317                      7.0%

All directors and officers as a group (3 persons)      2,956,173                     66.1%

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

     Each of our officers is also a member of our Board of Directors. For the description of their business experience, please see "Proposal 1 - Election of Directors; Nominees Biographies."

                          Summary Compensation Table

     The following table sets forth the annual compensation with regard to the Chief Executive Officer and the other two most highly compensated officers other than the Chief Executive Officer for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998.

                           Summary Compensation Table
                              Annual Compensation
                            _______________________


                                                    Fiscal                                               Other Annual
Name and Principal Position                          Year            Salary            Bonus           Compensation (1)
---------------------------                          ----            ------            -----           ----------------
Mel Rich.......................................      2000           $718,500         $132,500            $49,814 (2)
    President and                                    1999            509,000             -                50,381 (2)
    Chief Executive Officer                          1998            490,000             -                45,309 (2)

Stephen R. Stern ..............................      2000           $531,500         $ 17,500               -
    Executive Vice President                         1999            434,000             -                  -
    Assistant Secretary, Chief Operating             1998            380,000             -                  -
    Officer and Chief Financial Officer

Charlotte Rich.................................      2000           $140,000         $ 25,000               -
    Secretary                                        1999            123,000             -                  -
                                                     1998            127,500             -                  -

______________
(1) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits which Evergood provides since those amounts do not exceed the lesser of (a) $50,000 or (b) 10% of the total annual base salary and bonus disclosed for the officer.

(2) Includes: life and disability insurance premiums of $5,491 for 2000, $4,328 for 1999, $4,273 for 1998 and automobile allowance of $44,323 for 2000, $46,053 for 1999 and $41,036 for 1998.

Employment Agreements

     We currently are a party to employment agreements with each of Mel Rich, Stephen R. Stern and Charlotte Rich. Our agreement with each of Messrs. Rich and Stern provides for an initial term of ten years and five automatic renewal terms of five years each. Our agreement with Mrs. Rich provides for an initial term of five years and five automatic renewal terms of five years each. Pursuant to these agreements:

 .    Mr. Rich is employed as the President and Chief Executive Officer and receives a base salary of $750,000, subject to annual cost of living increases. The agreement also provides for an automobile allowance, various health and life insurance benefits and for the continuation of certain benefits following his disability.

 .    Mr. Stern is employed as the Executive Vice President, Treasurer, Assistant
     Secretary, and Chief Operating Officer and receives a base salary of $495,000 per annum, subject to annual cost of living increases. The agreement also provides for an automobile allowance, various health and life insurance benefits and for the continuation of certain benefits following his disability.

 .    Mrs. Rich receives a base salary of $150,000 per annum, subject to annual cost of living increases. The agreement also provides for an automobile allowance, various health and life insurance benefits, for the continuation of certain benefits following her disability and, upon any retirement during the term, the execution and delivery of a Consulting Agreement, which provides for consulting fees of $120,000 per annum.

     In the event that we terminate any of these employment agreements without cause, the terminated employee has the right to receive, as a lump sum payment, an amount equal to the greater of 2.49 times his or her base salary as then in effect, or the then effective base salary factored over the remaining term. The employment agreements also provide that in the event that there is a change of control of the company, as defined therein in the Agreement, the employee has the right to receive as a lump sum payment an amount equal to 2.99 times his or her base salary as then in effect.

Board of Directors Interlocks and Inside Participation

     During fiscal 2000, we did not have a compensation committee. All of our executive officers participated in deliberations of the Board of Directors regarding executive compensation, however, each member of the Board of Directors abstained from decisions with respect to his or her own compensation.

     Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report and the Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the SEC.

Board of Directors Report on Executive Compensation

     The compensation of our executive officers is determined by the Board of Directors, subject to applicable employment agreements.

General Policies

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward their contributions to the development of our businesses. To attain these objectives, our executive compensation program primarily consists of a competitive base salary. See "Management - Employment Agreements". In the future, our compensation programs may also include stock based compensation under stock option plans.

     From time to time, we may utilize the services of independent consultants to perform analyses and to make recommendations to us regarding executive compensation matters. No compensation consultant is paid on a retainer basis.

Policy With Respect to Qualifying Compensation for Deductibility and Other
Matters

     Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

     Our policy is generally to preserve the federal income tax deductibility of compensation paid. However, notwithstanding our general policy, we retain the authority to authorize payments that may not be deductible if we believe that it is in the best interests of our stockholders.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer

     The Board of Directors annually establishes, subject to any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. Each member of the Board abstains from decisions with respect to his or her own compensation. In setting salaries, the Board of Directors takes into account several factors, including competitive compensation data and qualitative factors bearing on an individual experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 2000, pursuant to the terms of his employment agreement with us, our President and Chief Executive Officer received a base salary (See "Employment Agreements").

                                                The Board of Directors:

                                                Mel Rich
                                                Stephen R. Stern
                                                Charlotte Rich


Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 2000, except that the requisite Forms 3 were not filed timely.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a stock exchange agreement dated as of March 1, 2000, among us, Mel Rich and Stephen R. Stern, each of Messrs. Rich and Stern exchanged certain shares of stock of Great Earth Companies, Inc. and Bodyonics, Ltd. owned by them for shares of our common stock so that, after the exchange, each of Great Earth Companies and Bodyonics became our wholly-owned subsidiaries. Pursuant to the exchange agreement, we issued an additional 140,993 shares of common stock to each of Mr. Rich and Mr. Stern.

     During our fiscal year ended December 31, 2000, we paid Hoffinger Friedland Dobrish & Stern, P.C., a law firm in which Mr. Stern is a partner, an aggregate $689,491.45 in legal fees.

     In August 1999, a corporation owned by Messrs. Rich and Stern acquired two Great Earth franchise stores located in Long Island, NY. At December 31, 2000, this corporation owed us a total of $453,845, $305,103 of which is primarily receivables for products sold since the acquisition date and the balance of which is primarily receivables due as of the date of acquisition. We are uncertain as to the collectability of these accounts and have fully reserved for it.

     In May 2000, we issued 447,596 shares of common stock to Aegis Capital for consulting services. Mr. Lorber, a holder of seven percent of our stock, is a principal of Aegis Capital.

     As of December 31, 2000, we had one loan payable to our President in the amount of $98,628. The note is non-interest bearing and no repayment terms existed at that time. The loan was paid in January 2001.

                            COMMON STOCK PERFORMANCE

The following graph compares our total return from November 28, 1997 (the earliest date on which our stock was traded) to December 31, 2000 with the cumulative total return of the Russell 2000 Index and a peer group of companies selected by us for purposes of the comparison. Dividend reinvestment has been assumed and, with respect to companies in the peer group, the returns of each such company have been weighted to reflect relative stock market capitalization.



                                                                                Cumulative Total Return
                                                        -----------------------------------------------------------
                                                        11/28/97        12/97        12/98       12/99        12/00

EVERGOOD PRODUCTS CORPORATION                            $100.00      $100.00     $1200.00     $500.00      $150.00
RUSSELL 2000                                             $100.00      $101.75     $  99.16     $120.24      $116.61
PEER GROUP                                               $100.00      $153.47     $ 151.74     $176.32      $186.31


EVERGOOD PRODUCTS CORPORATION

                                        Beginning
             Transaction    Closing      No. Of      Dividend     Dividend      Shares        Ending      Cum. Tot.
   Date*        Type        Price**     Shares***    per Share      Paid      Reinvested      Shares       Return
   -----        ----        -------     ---------    ---------      ----      ----------      ------       ------

28-Nov-97       Begin         $0.010     10000.00                                            10000.000     $ 100.00

31-Dec-97      YearEnd        $0.010     10000.00                                            10000.000     $ 100.00

31-Dec-98      YearEnd        $0.120     10000.00                                            10000.000     $1200.00

31-Dec-99      YearEnd        $0.050     10000.00                                            10000.000     $ 500.00

31-Dec-00        End          $0.015     10000.00                                            10000.000     $ 150.00

*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** 'Begin Shares' based on $100 investment.

Peer Group includes American Home Products Corporation, Natrol, Inc., Natural Alternatives International, Inc., Nature's Sunshine Products, Inc., NBTY, Inc., Twinlab Corporation and Weider Nutrition International, Inc.

                           MISCELLANEOUS INFORMATION

     As of the date of this proxy statement, our Board of Directors does not intend to present at the meeting any matters not described in the form of Proxy. If any proposal not set forth in this proxy statement is presented for action at the meeting, we intend to vote the shares represented by proxies with respect to such matters in accordance with the judgment of the persons voting them.

     We will pay the cost of soliciting proxies in the accompanying form. These expenses will consist of printing, postage and handling, and the expenses of brokerage houses, other custodians, nominees and fiduciaries who are record holders of stock for forwarding soliciting material to the beneficial owners of the stock they hold of record. Certain of our officers and regular employees may solicit proxies by telephone, facsimile or personal interview. We expect that the cost of soliciting proxies with respect to this annual meeting will be approximately $5,000.

     We must receive stockholder proposals with respect to our next annual meeting of stockholders by no later than December 31, 2001 for us to consider including them in our next Proxy Statement. The notice must comply with applicable SEC regulations and be given to the Secretary of the Company, whose address is 140 Lauman Lane, Hicksville, NY 11801.

     A copy of our annual report on Form 10-K for our fiscal year ended December 31, 2000, including certified financial statements and all other information required to be included in an annual report to stockholders, has been or will be mailed to every stockholder of record as of April 23, 2001. The annual report is not to be considered proxy soliciting material.


                                     By Order of the Board of Directors,

                                     CHARLOTTE RICH
                                     Secretary


Dated:  April 30, 2001
        Hicksville, New York

                         EVERGOOD PRODUCTS CORPORATION

       The undersigned hereby appoints Mel Rich and Stephen R. Stern, or either of them, attorneys and Proxies with full power of substitution in each of them, the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Evergood Products Corporation, a Delaware corporation, at the annual meeting of stockholders scheduled to be held June 14, 2001 and any adjournments thereof.

                 (Continued and to be signed on reversed side)

                                                                SEE REVERSE SIDE

          PLEASE MARK YOUR
  /X/     VOTES AS IN THIS
          EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:

  1.  Election of the following nominees, as set forth in the proxy statement
      NOMINEES: Mel Rich, Stephen R. Stern and Charlotte Rich


                         FOR                 WITHHOLD
                         /  /                  /  /
                         all nominees        authority
                         except as           to vote
                         listed below

         (Instructions: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

                  ___________________________________________

  2. Appointment of Raich Ende Malter & Co., LLP as independent auditors for the fiscal year ending December 31, 2001.

                For           Against        Abstain
               /  /            /  /            /  /

  3. Upon such other business as may properly come before the meeting or any adjournment thereof.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) IN THE BLANK SPACE PROVIDED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

  PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


  SIGNATURE ________________________________________

  SIGNATURE(S) ______________________________________

  DATED: ____________________________________________, 2001


  (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)